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                                                           EXHIBIT 10.13(b)



                 FIRST AMENDMENT TO THE RANDALLS FOOD MARKETS, INC.
                           KEY EMPLOYEE STOCK PURCHASE PLAN

                                 W I T N E S S E T H:

    WHEREAS, Randalls Food Markets, Inc. (the "Employer") presently maintains the Randalls Food Markets, Inc. Key Employee Stock Purchase Plan (the "Plan"); and

    WHEREAS, the Employer, pursuant to Section 7.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

    NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

    1. Effective as of April 1, 1997, Section 3.1 is hereby amended in its entirety to read as follows:

         3.1 Participant's Basic Contribution. For each Plan Year, if any contributions made to the ESOP under Section 4.1(a) of the ESOP and any earnings thereon are required under Section 4.6 of the ESOP to be distributed to an Eligible Employee, the Eligible Employee may, at his discretion, contribute all or a part of such required distribution from the ESOP to the Trustee as a contribution to the Stock Fund. The Eligible Employee shall deliver to the Trustee an executed Plan Agreement and a check, made payable to, or endorsed over to, the Randalls Food Markets, Inc. Key Employee Stock Purchase Trust in an amount not in excess of the distribution made to the Eligible Employee under Section
    4.6 of the ESOP. The contribution under this Section shall hereinafter be referred to as the Participant's "Basic Contribution." Any Basic Contributions to the Stock Fund hereunder are subject to all federal or state income tax or any other related tax of the Participant. Notwithstanding anything herein to the contrary, effective April 1, 1997, no further contributions may be made to the Stock Fund pursuant to this Section.

    2. Effective as of April 1, 1997, Section 3.2 is hereby amended in its entirety to read as follows:

         3.2 Participant's Bonus Contribution. For each Plan Year, any amount which the Employer determines to pay Eligible Employees as taxable compensation from its general assets on account of certain contributions to the ESOP under Section 4.2(a) of the ESOP being unallocable to such Eligible Employee's account because of a distribution made to the Participant as set forth in Section 3.1 above and Section 4.6 of the ESOP, the Eligible Employee may, at his discretion, contribute all or a part of such additional taxable compensation paid to the Eligible Employee by the Employer to the Trustee for and on behalf of such Eligible Employee as a contribution to the Stock Fund. The Eligible Employee shall deliver to the Trustee an executed Plan Agreement and a check, made payable to, or endorsed over to the Randalls Food Markets, Inc. Key Employee Stock Purchase Trust in an amount not in excess of the taxable compensation paid the Eligible Employee as described in this Section. The contribution under this


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     Section shall hereinafter be referred to as the Participant's "Bonus
     Contribution." Any Bonus Contributions to the Stock Fund hereunder are subject to all federal or state income tax or any other related tax of the Participant. Notwithstanding anything herein to the contrary, effective April 1, 1997, no further contributions may be made to the Stock Fund pursuant to this Section.

    3. Effective as of April 1, 1997, Section 3.3 is hereby amended in its entirety to read as follows:

         3.3  Participant's Voluntary Contribution.  Except as provided in
     Section 3.5, each Eligible Employee may elect to make contributions to the Trustee as a contribution to the Stock Fund through authorized payroll period deductions. All contributions made by a Participant under this Section shall be subject to all federal or state income tax or any other related tax of the Participant. A Participant may change his election as to the rate of contributions upward or downward to be effective as of the first pay period following such change. A notice of election of change shall be given to the Committee and only one (1) election change per quarter will be accepted. The contributions under this Section shall hereinafter be referred to as the Participant's "Voluntary Contribution." Notwithstanding anything herein to the contrary, effective April 1, 1997, no further contributions may be made to the Stock Fund pursuant to this Section.

     4. Effective as of April 1, 1997, Section 3.4 is hereby amended in its entirety to read as follows:

         3.4 Participant's Discretionary Contribution. Each Eligible Employee may, upon receiving approval from the Committee, contribute shares of Company Stock previously acquired by the Eligible Employee or cash to the Stock Fund. Any contribution under this Section shall hereinafter be referred to as the Participant's "Discretionary Contribution." Notwithstanding anything herein to the contrary, effective April 1, 1997, no further contributions may be made to the Stock Fund pursuant to this Section.

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Randalls Food Markets, Inc. Key Employee Stock Purchase Plan on this 1st day of April, 1997.

    RANDALLS FOOD MARKETS, INC.

    By:  /s/ Jan Schilmoeller
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    Name:    Jan Schilmoeller
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    Title:   Vice President, Risk Management
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